EXHIBIT 23(A)

                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY

                          INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in Registration Statements Nos. 33-49367, 33-50199, 33-51309, 333-02763 and 333-44991 of Public Service
Electric and Gas Company on Form S-3 of our report dated February 12, 1999 appearing in this Annual Report on Form 10-K of Public Service Electric and Gas Company for the year ended December 31, 1998.


DELOITTE & TOUCHE LLP

Parsippany, New Jersey
February 22, 1999